UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2020

BLACKSTAR ENTERPRISE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55730	27-1120628
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4450 Arapahoe Ave., Suite 100

Boulder, CO  80303

(Address of Principal Executive Offices)

(303) 500-5073

(Registrant's Telephone Number, Including Area Code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company /X/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2020, BlackStar Enterprise Group, Inc. (the “Company” or “BlackStar”) issued the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission, setting forth the election of directors at the annual meeting of shareholders held on March 10, 2020. The directors up for re-election were John Noble Harris and Joseph Kurczodyna, with no new directors being nominated. At the annual meeting, the shareholders voted to re-elect the directors, with vote totals detailed in Item 5.07 below.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2020, a majority of the shareholders of the issued and outstanding shares of common stock of BlackStar approved the amendment to the Certificate of Incorporation to increase the authorized shares of common stock from 200,000,000 to 700,000,000, par value $0.001 per share. On the same day, the Directors of the Company adopted the resolution to amend its Certificate of Incorporation to effect the increase of authorized stock.

The Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State on March 12, 2020 and requested an immediate effective date. As of the date of this filing, the Company has not yet received the filed stamped copy of the Certificate of Amendment. The form of the Certificate of Amendment as initially filed is submitted as Exhibit 3i.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 10, 2020,  BlackStar held its Annual Meeting of Shareholders (the “Annual Meeting”). The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was December 18, 2019. At the close of business on that date, the Company had 47,853,443 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting, and 1,000,000 shares of Class A Preferred Stock issued and outstanding and entitled to be voted at the Annual Meeting (with Class A Preferred voting 60% of the common stock*). At the Annual Meeting, five proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 29, 2020.

* The Class A Preferred Stock vote of 60% was calculated to be equivalent to 28,712,066 of the 47,853,443 common shares, bringing the total eligible to vote for calculation purposes to 76,565,509.

The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following directors to serve for a term expiring at the next Annual Meeting.  The voting results are set forth below.

	Votes For	Votes Withheld	Votes Abstained	Broker Non-Vote
John Noble Harris	60,833,236*	331	0	0
Joseph Kurczodyna	60,833,236*	331	0	0

1

Proposal 2

The Company’s stockholders ratified the selection of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the year ending December 31, 2020.  The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
60,829,077*	0	4,490	N/A

Proposal 3

The Company’s stockholders approved the advisory resolution approving executive compensation.  The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
60,648,836*	84,400	331	0

Proposal 4

The Company’s stockholders approved the advisory resolution for a three-year frequency of approving executive compensation.  The voting results are set forth below.

Votes For 1 Year	Votes For 2 Year	Votes For 3 Years	Votes Abstained

40,020	1,648,921	59,144,295*	0

Proposal 5

The Company’s stockholders approved the amendment to the Certificate of Incorporation increasing the authorized common shares of the Company from 200,000,000 to 700,000,000.  The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote

60,713,236*	120,331	0	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
3i.1	Form of Certificate of Amendment

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackStar Enterprise Group, Inc.

By: /s/ Joseph E. Kurczodyna

Joseph E. Kurczodyna

Title: CFO

Date: March 16, 2020

3